Exhibit 99.1

Unaudited Consolidated Financial Information
Separation and Distribution of GCP Applied Technologies Inc.
As previously disclosed, on February 3, 2016 (the “Distribution Date”), W. R. Grace & Co. and its consolidated subsidiaries (“Grace”) completed the transfer of its construction products business, and its packaging technologies business operated under the “Darex” name, to GCP Applied Technologies Inc. (“GCP”), then a wholly-owned subsidiary of Grace (the “Separation”), and the distribution of all of the Grace-owned common stock of GCP to Grace’s stockholders in a distribution intended to be generally tax-free to Grace’s stockholders (the “Distribution”). The Distribution, which was effective at 6:00 p.m., Eastern Time, on the Distribution Date, was made to Grace stockholders of record as of the close of business on January 27, 2016. In connection with the Separation, GCP made cash distributions of $750 million to Grace and its subsidiaries.
Prior to the completion of the Separation and the Distribution, Grace, W. R. Grace & Co.–Conn. (a subsidiary of Grace) and GCP entered into a Separation and Distribution Agreement and certain related agreements that govern the post-Separation relationship between Grace and GCP. A description of such agreements is set forth in the Current Report on Form 8-K filed by Grace with the U.S. Securities and Exchange Commission (the “SEC”) on January 28, 2016.
As a result of the Separation and Distribution, GCP is now an independent public company and its common stock is listed under the symbol “GCP” on the New York Stock Exchange. Grace does not beneficially own any shares of GCP common stock and will not consolidate the financial results of GCP for its future financial reporting. Beginning with the Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, GCP’s historical financial results through the Distribution Date will be reflected in Grace’s Consolidated Financial Statements as discontinued operations.
Grace previously filed with the SEC unaudited pro forma consolidated financial information in a Current Report on Form 8-K on February 9, 2016. This information consisted of Unaudited Pro Forma Consolidated Statements of Operations for the nine months ended September 30, 2015, and for the years ended December 31, 2014, 2013, and 2012, and the Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2015, which were derived from Grace’s historical Consolidated Financial Statements and give effect to the Separation and Distribution.
Grace is presenting herein updated unaudited non-GAAP consolidated financial information for the years ended December 31, 2014 and 2015, and for the three months ended March 31, 2015; June 30, 2015; September 30, 2015; and December 31, 2015. This information reflects only adjustments related to discontinued operations and does not include pro forma adjustments associated with the reduction of interest expense and the related tax effects, which were included in the previous February 9, 2016, Current Report on Form 8-K. This represents the non-GAAP comparative period information to be included in Grace's Quarterly Reports on Form 10-Q and Annual Report on Form 10-K for 2016.
The discontinued operations adjustments to Grace's historical financial statements have been prepared on a basis consistent with U.S. GAAP and requirements of the SEC. The method for determining selling, general and administrative costs for discontinued operations is different from the method used for the carve-out financial statements that were included in GCP’s historical financial statements included in the Registration Statement on Form 10 and the Annual Report on Form 10-K filed by GCP with the SEC. For purposes of the carve-out financial statements selling, general and administrative costs are more fully allocated to GCP while under discontinued operations general corporate overhead is not allocated to the discontinued operations. Grace's discontinued operations results for the year ended December 31, 2015, include selling, general and administrative costs of approximately $38 million that were allocated to GCP in GCP's historical financial statements included in its Annual Report on Form 10-K. For full year 2016, Grace currently expects corporate costs to be approximately $65 million to $70 million.

W. R. Grace & Co. and Subsidiaries
Unaudited Analysis of Operations

	Year Ended		Three Months Ended
(In millions, except per share amounts)	December 31, 2014	December 31, 2015	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015
Net sales:
Catalysts Technologies	$1,246.8	$1,162.1	$281.0	$289.3	$285.3	$306.5
Materials Technologies	510.5	466.1	116.0	117.9	113.9	118.3
Total Grace net sales	$1,757.3	$1,628.2	$397.0	$407.2	$399.2	$424.8
Net sales by region:
North America	$509.1	$490.0	$116.3	$129.4	$122.0	$122.3
Europe Middle East Africa	706.4	621.2	154.8	150.7	157.9	157.8
Asia Pacific	397.2	390.9	97.8	98.9	88.8	105.4
Latin America	144.6	126.1	28.1	28.2	30.5	39.3
Total net sales by region	$1,757.3	$1,628.2	$397.0	$407.2	$399.2	$424.8
Profitability performance measures:
Adjusted EBIT(A)(B):
Catalysts Technologies segment operating income	$378.3	$347.3	$73.7	$86.6	$86.4	$100.6
Materials Technologies segment operating income	101.7	96.9	23.9	23.8	23.6	25.6
Corporate costs	(95.3)	(79.9)	(20.8)	(23.0)	(22.3)	(13.8)
Gain on termination of postretirement plans related to current businesses	23.6	1.9	—	—	1.9	—
Certain pension costs(C)	(24.5)	(20.4)	(5.3)	(5.0)	(5.1)	(5.0)
Adjusted EBIT	383.8	345.8	71.5	82.4	84.5	107.4
Benefit (costs) related to Chapter 11 and asbestos, net	(26.3)	(5.6)	9.7	(2.7)	(6.1)	(6.5)
Pension MTM adjustment and other related costs, net	(137.6)	(30.5)	(4.2)	—	—	(26.3)
Gain on termination of postretirement plans related to divested businesses	15.9	2.6	—	—	2.6	—
Restructuring expenses and asset impairments	(4.3)	(11.3)	(5.2)	(1.1)	(2.5)	(2.5)
Repositioning expenses	—	(9.1)	(0.3)	(3.1)	(2.7)	(3.0)
Gain (loss) on sale of product line	0.2	—	—	—	—	—
Income and expense items related to divested businesses	(5.2)	1.0	0.7	(0.4)	0.7	—
Interest expense, net	(121.9)	(99.1)	(24.5)	(24.6)	(25.1)	(24.9)
Benefit from (provision for) income taxes	12.4	(69.8)	(17.5)	(17.9)	(17.7)	(16.7)
Net income from continuing operations attributable to W. R. Grace & Co. shareholders	$117.0	$124.0	$30.2	$32.6	$33.7	$27.5
Diluted EPS from continuing operations attributable to W. R. Grace & Co. shareholders	$1.54	$1.71	$0.41	$0.45	$0.46	$0.39
Adjusted EPS from continuing operations (non-GAAP)	$2.32	$2.18	$0.41	$0.50	$0.53	$0.74

See Notes to Unaudited Consolidated Financial Information.

W. R. Grace & Co. and Subsidiaries
Unaudited Analysis of Operations (Continued)

	Year Ended		Three Months Ended
(In millions, except per share amounts)	December 31, 2014	December 31, 2015	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015
Adjusted profitability performance measures:
Adjusted Gross Margin:
Catalysts Technologies	42.8%	42.2%	38.8%	43.3%	43.5%	43.1%
Materials Technologies	37.9%	38.8%	38.3%	37.9%	39.0%	40.0%
Adjusted Gross Margin	41.4%	41.2%	38.6%	41.8%	42.2%	42.2%
Pension costs in cost of goods sold	(3.6)%	(1.2)%	(1.6)%	(0.6)%	(0.6)%	(2.0)%
Total Grace	37.8%	40.0%	37.0%	41.2%	41.6%	40.2%
Adjusted EBIT:
Catalysts Technologies	$378.3	$347.3	$73.7	$86.6	$86.4	$100.6
Materials Technologies	101.7	96.9	23.9	23.8	23.6	25.6
Corporate	(96.2)	(98.4)	(26.1)	(28.0)	(25.5)	(18.8)
Total Grace	383.8	345.8	71.5	82.4	84.5	107.4
Depreciation and amortization:
Catalysts Technologies	$66.3	$68.1	$17.1	$17.0	$17.1	$16.9
Materials Technologies	26.2	23.2	6.1	6.0	5.5	5.6
Corporate	10.2	7.9	2.0	2.0	2.0	1.9
Total Grace	102.7	99.2	25.2	25.0	24.6	24.4
Adjusted EBITDA:
Catalysts Technologies	$444.6	$415.4	$90.8	$103.6	$103.5	$117.5
Materials Technologies	127.9	120.1	30.0	29.8	29.1	31.2
Corporate	(86.0)	(90.5)	(24.1)	(26.0)	(23.5)	(16.9)
Total Grace	486.5	445.0	96.7	107.4	109.1	131.8
Operating margin:
Catalysts Technologies	30.3%	29.9%	26.2%	29.9%	30.3%	32.8%
Materials Technologies	19.9%	20.8%	20.6%	20.2%	20.7%	21.6%
Total Grace	21.8%	21.2%	18.0%	20.2%	21.2%	25.3%
Adjusted EBITDA margin:
Catalysts Technologies	35.7%	35.7%	32.3%	35.8%	36.3%	38.3%
Materials Technologies	25.1%	25.8%	25.9%	25.3%	25.5%	26.4%
Total Grace	27.7%	27.3%	24.4%	26.4%	27.3%	31.0%

See Notes to Unaudited Consolidated Financial Information.

W. R. Grace & Co. and Subsidiaries
Unaudited Adjusted Earnings Per Share

	Year Ended December 31,
	2014				2015
(In millions, except per share amounts)	Pre- Tax	Tax at Actual Rate	After- Tax	Per Share	Pre- Tax	Tax at Actual Rate	After- Tax	Per Share
Diluted Earnings Per Share from continuing operations attributable to W. R. Grace & Co.				$1.54				$1.71
Costs related to Chapter 11 and asbestos, net	$26.3	$6.2	$20.1	0.26	$5.6	$2.1	$3.5	0.05
Pension MTM adjustment and other related costs, net	137.6	46.6	91.0	1.19	30.5	12.1	18.4	0.25
Gain on termination of certain post retirement benefits related to divested businesses	(15.9)	(5.7)	$(10.2)	(0.13)	(2.6)	(1.0)	(1.6)	(0.02)
Restructuring expenses	4.3	1.6	2.7	0.04	11.3	3.8	7.5	0.10
Repositioning expenses	—	—	—	—	9.1	3.3	5.8	0.08
Gain on asset and sale of business	(0.2)	—	(0.2)	—	—	—	—	—
Income and expense related to divested businesses	5.2	1.9	3.3	0.04	(1.0)	(0.4)	(0.6)	(0.01)
Discrete tax items:
Discrete tax items, including adjustments to uncertain tax positions		47.4	(47.4)	(0.62)		(1.3)	1.3	0.02
Adjusted EPS (non-GAAP)				$2.32				$2.18

	Three Months Ended
	March 31, 2015				June 30, 2015
(In millions, except per share amounts)	Pre- Tax	Tax at Actual Rate	After- Tax	Per Share	Pre- Tax	Tax at Actual Rate	After- Tax	Per Share
Diluted Earnings Per Share from continuing operations attributable to W. R. Grace & Co.				$0.41				$0.45
Costs related to Chapter 11 and asbestos, net	$(9.7)	$(3.6)	$(6.1)	(0.08)	$2.7	$1.0	$1.7	0.02
Pension MTM adjustment and other related costs, net	4.2	1.5	2.7	0.04	—	—	—	—
Restructuring expenses	5.2	1.8	3.4	0.05	1.1	0.3	0.8	0.01
Repositioning expenses	0.3	0.1	0.2	—	3.1	1.3	1.8	0.02
Income and expense related to divested businesses	(0.7)	(0.2)	(0.5)	(0.01)	0.4	0.1	0.3	—
Discrete tax items:
Discrete tax items, including adjustments to uncertain tax positions		(0.3)	0.3	—		(0.3)	0.3	—
Adjusted EPS (non-GAAP)				$0.41				$0.50

	Three Months Ended
	September 30, 2015				December 31, 2015
(In millions, except per share amounts)	Pre- Tax	Tax at Actual Rate	After- Tax	Per Share	Pre- Tax	Tax at Actual Rate	After- Tax	Per Share
Diluted Earnings Per Share from continuing operations attributable to W. R. Grace & Co.				$0.46				$0.39
Costs related to Chapter 11 and asbestos, net	$6.1	$2.2	$3.9	0.05	$6.5	$2.5	$4.0	0.06
Pension MTM adjustment and other related costs, net	—	—	—	—	26.3	10.6	15.7	0.22
Gain on termination of certain post retirement benefits related to divested businesses	(2.6)	(1.0)	(1.6)	(0.02)	—	—	—	—
Restructuring expenses	2.5	0.7	1.8	0.02	2.5	0.7	1.8	0.03
Repositioning expenses	2.7	1.0	1.7	0.02	3.0	0.5	2.5	0.04
Income and expense related to divested businesses	(0.7)	(0.3)	(0.4)	(0.01)	—	—	—	—
Discrete tax items:
Discrete tax items, including adjustments to uncertain tax positions		(1.0)	1.0	0.01		0.3	(0.3)	—
Adjusted EPS (non-GAAP)				$0.53				$0.74

See Notes to Unaudited Consolidated Financial Information.

Notes to the Unaudited Consolidated Financial Information

(A)
In the above charts, Grace presents its results of operations by operating segment and for adjusted operations. Adjusted EBIT means net income from continuing operations adjusted for: interest income and expense; income taxes; costs related to Chapter 11 and asbestos; restructuring and repositioning expenses and asset impairments; pension costs other than service and interest costs, expected returns on plan assets, and amortization of prior service costs/credits; income and expense items related to divested businesses, product lines, and certain other investments; gains and losses on sales of businesses, product lines, and certain other investments; and certain other unusual or infrequent items that are not representative of underlying trends. Adjusted EBITDA means Adjusted EBIT adjusted for depreciation and amortization. Grace uses Adjusted EBIT as a performance measure in significant business decisions. Adjusted EPS means Diluted EPS adjusted for costs related to Chapter 11 and asbestos; restructuring and repositioning expenses and asset impairments; pension costs other than service and interest costs, expected returns on plan assets, and amortization of prior service costs/credits; income and expense items related to divested businesses, product lines, and certain other investments; gains and losses on sales of businesses, product lines, and certain other investments; certain other unusual or infrequent items that are not representative of underlying trends; and certain discrete tax items. Adjusted Gross Margin means gross margin adjusted for pension-related costs included in cost of goods sold. Adjusted EBIT, Adjusted EBITDA, Adjusted EPS, and Adjusted Gross Margin do not purport to represent income or liquidity measures as defined under United States generally accepted accounting principles, and should not be considered as alternatives to such measures as an indicator of Grace's performance. These measures are provided to distinguish the operating results of Grace's current business base from the costs of Grace's Chapter 11 proceedings, asbestos liabilities, restructuring and repositioning activities, and divested businesses.

(B)	Grace's segment operating income includes only Grace's share of income from consolidated and unconsolidated joint ventures.

(C)
Certain pension costs include only ongoing costs recognized quarterly, which include service and interest costs, expected returns on plan assets, and amortization of prior service costs/credits. Catalysts Technologies and Materials Technologies segment operating income and corporate costs do not include any amounts for pension expense. Other pension related costs including annual mark-to-market ("MTM") adjustments and actuarial gains and losses are excluded from Adjusted EBIT. These amounts are not used by management to evaluate the performance of Grace's businesses and significantly affect the peer-to-peer and period-to-period comparability of our financial results. Mark-to-market adjustments and actuarial gains and losses relate primarily to changes in financial market values and actuarial assumptions and are not directly related to the operation of Grace's businesses.